Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Paul Vincent, VP of Treasury and Investor

Relations, (713) 654-2200

1001 Louisiana St., Suite 2900

Houston, TX 77002

NYSE: SPN

SUPERIOR ENERGY SERVICES ANNOUNCES FURTHER EXTENSION

OF EXPIRATION TIME FOR EXCHANGE OFFER AND CONSENT SOLICITATION

FOR SENIOR NOTES OF SESI, L.L.C.

Houston, February 19, 2020 – Superior Energy Services, Inc. (“Superior Energy”) (NYSE: SPN) today announced that its wholly owned subsidiary, SESI, L.L.C. (“SESI”), has elected to further extend the expiration time (as extended, the “Expiration Time”) for its previously announced offer to exchange (the “Exchange Offer”) up to $635 million of its $800 million aggregate principal amount of outstanding 7.125% Senior Notes due 2021 (the “Original Notes”) for up to $635 million of newly issued 7.125% Senior Notes due 2021 (the “New Notes”), upon the terms and subject to the conditions set forth in SESI’s offering memorandum and consent solicitation statement, dated as of January 6, 2020 (as amended and supplemented by the press release dated January 16, 2020, January 22, 2020, January 31, 2020 and February 14, 2020 issued by Superior Energy and the Supplement No. 1 to the Offering Memorandum and Consent Solicitation Statement, dated January 31, 2020, as so amended, the “Offering Memorandum and Consent Solicitation Statement”). All capitalized terms used but not defined in this press release have the meanings given to them in Superior Energy’s press release announcing the commencement of the Exchange Offer and Consent Solicitation, dated January 6, 2020 or the Offering Memorandum and Consent Solicitation Statement, as applicable. As of 5:00 p.m., New York City time, on February 18, 2020, approximately $617.89 million, or 77.24% of the aggregate principal amount of Original Notes outstanding, had been validly tendered and not validly withdrawn pursuant to the Exchange Offer and Consent Solicitation.

The Expiration Time of the Exchange Offer has been further extended from 5:00 p.m., New York City time, on February 18, 2020, to 5:00 p.m., New York City time, on February 19, 2020. The settlement date for the Exchange Offer will occur promptly after the Expiration Time and is expected to occur no later than the second business day after the Expiration Time.

Except as described in this press release, all other terms of the Exchange Offer and Consent Solicitation remain unchanged.

The Exchange Offer and Consent Solicitation is being conducted in connection with Superior Energy’s previously announced entry into a definitive agreement to divest its U.S. service rigs, coiled tubing, wireline, pressure control, flowback, fluid management and accommodations service lines and combine them with Forbes Energy Services Ltd.’s (OTCQX: FLSS) complementary service lines to create a new, publicly traded consolidation platform for U.S. completion, production and water solutions (the “Combination”). The consummation of the Exchange Offer is a condition of the Combination; however, the consummation of the Combination is not a condition of the Exchange Offer and Consent Solicitation.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the New Notes, Newco Secured Notes or Superior Secured Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In addition, this press release is neither an offer to purchase nor a solicitation of an offer to sell any Original Notes in the Exchange Offer or a solicitation of any consents to the Proposed Amendment. The New Notes, Newco Secured Notes and Superior Secured Notes have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The New Notes, Newco Secured Notes and Superior Secured Notes will only be offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act.

About Superior Energy

Superior Energy serves the drilling, completion and production-related needs of oil and gas companies worldwide through a diversified portfolio of specialized oilfield services and equipment that are used throughout the economic life cycle of oil and gas wells.

Forward-Looking Statements

All statements in this press release (and oral statements made regarding the subjects of this communication) other than historical facts are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside the control of Superior Energy, SESI and Newco, which could cause actual results to differ materially from such statements. Forward-looking information includes, but is not limited to: statements regarding the timing and effect of the Combination; the ability of SESI to satisfy the conditions to the settlement of the Exchange Offer, general market and economic conditions, changes in law and government regulations and other matters affecting the businesses of Superior Energy, SESI or Newco, and the other risks described in the Offering Memorandum.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties described in Superior Energy’s Annual Report on Form 10-K for the year ended December 31, 2018, and those set forth from time to time in Superior Energy’s filings with the Securities and Exchange Commission. Except as required by law, Superior Energy expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events or otherwise.

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